                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              X-RITE, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              X-RITE, INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418

                NOTICE OF ANNUAL MEETING TO BE HELD MAY 17, 1999

     The Annual Meeting of Shareholders of X-Rite, Incorporated will be held at the BYRON CENTER HIGH SCHOOL, VAN SINGEL FINE ARTS CENTER, 8500 BURLINGAME, S.W., BYRON CENTER, MICHIGAN, on Monday, May 17, 1999, at 4:30 p.m., for the following purposes:

         1. To elect two directors as set forth in the accompanying Proxy Statement.

         2. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 19, 1999, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. If you attend the meeting in person, you may withdraw your Proxy and vote your shares in person if you wish.

                                          By Order of the Board of Directors
                                          DUANE F. KLUTING
                                          Secretary

April 15, 1999

Grandville, Michigan

                OUR MEETING LOCATION HAS CHANGED FROM LAST YEAR.
                         THE NEW VENUE IS NOTED ABOVE.

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418
                            ------------------------

                                PROXY STATEMENT
                                 APRIL 15, 1999
                            ------------------------

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of X-Rite, Incorporated (the "Company") on or about April 15, 1999, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Monday, May 17, 1999, at 4:30 p.m. at the Van Singel Fine Arts Center, 8500 Burlingame, S.W., Byron Center, Michigan.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy. Where shareholders specify a choice by marking on the Proxy card, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees in the Proxy, and at the discretion of the Proxy voters on any other matter voted upon at the meeting. A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $4,800, plus expenses. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

     March 19, 1999, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date 21,186,587 shares of the Company's common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six (6), but not more than nine (9) members, with the exact number to be fixed by the Board from time to time. The Board has fixed the number of directors at eight (8). The Articles also specify that the Board of Directors be divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. Stanley W. Cheff and James A. Knister, as described in the following table, have been nominated for election to three year terms expiring in 2002.

     Unless otherwise specifically directed by a marking on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     Directors are elected by a plurality of the votes cast by shareholders. Therefore, the nominees receiving the most affirmative votes cast will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes against any candidate will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF NOMINEES AND DIRECTORS                               SERVICE AS A DIRECTOR
-----------------------------------------------------------------------------------------------------
                                Nominees for Terms to Expire in 2002

Stanley W. Cheff (57) is the President and Chief Executive         Director since 1996
Officer of Wolverine Building, Inc., a construction firm           Chairman of Nominating
headquartered in Grand Rapids, Michigan, and he has held           Committee and member of
that position for more than five years.                            Compensation Committee

James A. Knister (61) is Group Managing Director -- Ventures       Director since 1996
of Donnelly Corporation, a manufacturer of glass related           Member of Audit
products for the automotive and electronics industries,            Committee
headquartered in Holland, Michigan, and he has held that
position since 1996. Previously, Mr. Knister has held
several executive positions with Donnelly for many years.
Mr. Knister also serves as a director of Applied Films
Corporation.

                                Directors Whose Terms Expire in 2000

Rufus S. Teesdale (78) has been retired for more than five         Director since 1958
years. Prior to retirement he was a Partner in Loan Services       Chairman of Audit Committee
and Systems in Glen Ellyn, Illinois (a software supplier to
financial institutions).

Charles Van Namen (73) has been retired for more than five         Director since 1958
years. Prior to retirement he was a Senior Engineer with the       Member of Audit and
Instrument Division of Lear Siegler, Inc., in Grand Rapids,        Compensation Committees
Michigan (a manufacturer of aerospace instruments).

Richard E. Cook (53) became the President and C.O.O. of            Director since 1997
X-Rite, Incorporated during 1998. Previously, he was the
President of Cascade Engineering headquartered in Grand
Rapids, Michigan, and he held that position for more than
five years.

                                Directors Whose Terms Expire in 2001

Dr. Peter M. Banks (61) is the President and Chief Executive       Director since 1998
Officer of ERIM, International, Inc., a high technology
research and development defense systems company
headquartered in Ann Arbor, Michigan, and he has held that
position since 1997. From 1995 to 1997 he was President and
Chief Executive Officer of the Environmental Research
Institute of Michigan, a research and development
organization specializing in defense technologies. From 1990 to 1995 Dr. Banks was the Dean of Engineering at the
University of Michigan. He also serves as a director of
Tecumseh Products, Inc.

Ted Thompson (69) is the Chairman of the Board and Chief           Director since 1958
Executive Officer of X-Rite, Incorporated, and he has held         Chairman of the Board and
that position for more than five years. Mr. Thompson also          Chief Executive Officer
serves as a director of Gentex Corporation.                        Member of Nominating
                                                                   Committee

Ronald A. VandenBerg (59) is a Business Unit Vice President        Director since 1989
of Donnelly Corporation, a manufacturer of glass related           Chairman of Compensation
products for the automotive and electronics industries,            Committee and Member of
headquartered in Holland, Michigan. Mr. VandenBerg has held        Nominating Committee
several executive positions with Donnelly for many years.
-----------------------------------------------------------------------------------------------------

     The Company has an Audit Committee which recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit and their audit report. This Committee met on two (2) occasions during the fiscal year ended January 2, 1999.

     The Company has a Compensation Committee which makes recommendations to the Board regarding annual remuneration of the Company's executive officers, and which is responsible for administering the Company's various incentive plans involving the Company's common stock. This Committee met on five (5) occasions during the fiscal year ended January 2, 1999. A report from this Committee appears infra under the caption Report on Executive Compensation.

     The Company has a Nominating Committee that is responsible for recommending to the Board of Directors annually a slate of nominees for election as directors to be submitted to the shareholders of the Company at the Annual Meeting. The Committee is also responsible for recommending nominees to fill vacancies that may occur at other times. The Committee will consider persons suggested as nominees by shareholders, and suggestions should be sent to the Nominating Committee c/o the Company's Secretary at its headquarters. This Committee met on two (2) occasions during the fiscal year ended January 2, 1999.

     The Board of Directors met nine (9) times during the past fiscal year, and all directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and meetings of committees on which they served.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of March 1, 1999.

                                                      AMOUNT AND NATURE OF OWNERSHIP
                                               ---------------------------------------------
            NAME AND ADDRESS OF                SHARES BENEFICIALLY   EXERCISABLE
              BENEFICIAL OWNER                      OWNED(1)         OPTIONS(2)      TOTAL     PERCENT OF CLASS
----------------------------------------------------------------------------------------------------------------
Rufus S. Teesdale                                   1,491,093           40,000     1,531,093          6.9
3152 E. Gatehouse, S.E
Grand Rapids, MI 49546
Ted Thompson                                        1,528,300(3)       140,000     1,668,300          7.5
3100 44th Street
Grandville, MI 49418
Dr. Peter M. Banks                                      1,000           10,000        11,000           **
Bernard J. Berg                                        12,985           88,000       100,985           **
Stanley W. Cheff                                        3,000           30,000        33,000           **
Robert D. Claflin                                       2,246            9,000        11,246           **
Richard E. Cook                                         5,000           20,000        25,000           **
Dr. Marvin DeVries                                      1,596           72,000        73,596           **
Duane F. Kluting                                       20,539(4)        82,000       102,539           **
James A. Knister                                        2,000           30,000        32,000           **
Ronald A. VandenBerg                                    8,000           72,000        80,000           **
Charles Van Namen                                     679,000(5)        50,000       729,000          3.3
All Directors and Executive Officers as a
  Group (15 persons)                                3,759,230          743,500     4,502,730         20.3
----------------------------------------------------------------------------------------------------------------



 **  Less than one percent

(1) Except as disclosed in the footnotes below, each person named in the table has sole voting and investment power with respect to the issued shares listed in this column.

(2)  This column reflects shares subject to options exercisable within 60 days.

(3) Includes 160,000 shares issued to a trust established by Mr. Thompson's wife, and he disclaims beneficial ownership of those shares.

(4) Includes 13,469 shares issued to a trust established by Mr. Kluting's wife, and he disclaims beneficial ownership of those shares.

(5) Includes 265,900 shares issued to a trust established by Mr. VanNamen's wife, and he disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains information regarding ownership of the Company's common stock by persons or entities beneficially owning more than five percent (5%) of the Company's common stock. The content of this table is based upon information contained in Schedule 13G furnished to the Company. The individuals listed in this table are founders and former directors of the Company.

NAME AND ADDRESS OF                                               AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER                                                  BENEFICIAL OWNERSHIP        CLASS
------------------------------------------------------------------------------------------------------
Leonard C. Blanding                                                    1,457,132(1)            6.6
6600 Tanglewood, S.E.
Grand Rapids, MI 49546
Lawrence E. Fleming                                                    1,630,000(2)            7.3
6200 Hall St., S.E.
Grand Rapids, MI 49546
------------------------------------------------------------------------------------------------------

(1) Includes 20,000 shares subject to options exercisable within 60 days.

(2) Includes 30,000 shares subject to options exercisable within 60 days, and 500,000 shares issued to a trust established by Mr. Fleming's wife, and he disclaims beneficial ownership of those shares.

EXECUTIVE COMPENSATION

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                      ANNUAL          ------------------------
                                                   COMPENSATION       RESTRICTED    SECURITIES
                                                ------------------      STOCK       UNDERLYING     ALL OTHER
                                                SALARY      BONUS      AWARD(S)      OPTIONS      COMPENSATION
             EXECUTIVE                  YEAR      ($)      ($)(1)     ($)(1)(2)        (#)           ($)(3)
--------------------------------------------------------------------------------------------------------------
Ted Thompson                            1998    295,570     40,641          --        20,000         14,344
  Chairman and Chief                    1997    289,455    121,510          --        20,000         18,410
  Executive Officer                     1996    270,000     44,213          --        20,000         14,219
Richard E. Cook                         1998    144,231     58,333          --        17,500          3,553
  President and Chief
  Operating Officer
Bernard J. Berg                         1998    180,211     24,779          --        15,000          6,730
  Vice President --                     1997    155,961     65,643          --        15,000          3,236
  Engineering                           1996    148,910      9,622      14,373        10,000          3,909
Duane F. Kluting                        1998    175,577     22,386          --        15,000          4,136
  Vice President --                     1997    150,894     63,548          --        15,000          3,461
  Chief Financial Officer               1996    143,743      9,577      13,763        10,000          3,743
Robert D. Claflin                       1998    175,322     27,066          --         5,000          6,786
  President,                            1997    168,504     25,000          --         5,000          5,297
  Labsphere, Inc.                       1996    148,877     34,024          --         2,000          5,297
--------------------------------------------------------------------------------------------------------------

(1) The after tax portion of bonuses paid to the executive officers of the parent company may be converted into common stock of the Company, at the election of the executive, pursuant to the Company's Cash

    Bonus Conversion Plan. Bonuses are converted at a discount of 50 percent from the market value of the stock at the time the bonus is determined, but the shares received are subject to certain restrictions on transfer and risks of forfeiture. Restricted Stock Awards shown above are the result of such bonus conversions.

(2) The values shown in this column represent the aggregate market value at the date of grant for shares of restricted stock acquired pursuant to the Company's Cash Bonus Conversion Plan. Restrictions lapse as to 20 percent of the shares six months after grant and as to 20 percent on each of the first four anniversaries of the grant date, or as to all shares in the event of death, disability, retirement, or change in control of the Company. Dividends will be paid on these shares to the same extent paid on the Company's common stock generally. Restricted shares held at the close of the Company's fiscal year were Mr. Berg 1,131 shares, and Mr. Kluting 2,483 shares. Corresponding net market values as of that same date were Mr. Berg $8,765, and Mr. Kluting $19,243.

(3) These amounts represent "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributable to each named executive officer.
                            ------------------------

     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                         -------------------------------------------------------------------------
                                         OPTIONS    PERCENT OF OPTIONS    EXERCISE                    GRANT DATE
                                         GRANTED      GRANTED TO ALL        PRICE      EXPIRATION    PRESENT VALUE
              EXECUTIVE                    (1)          EMPLOYEES         ($/SH)(2)       DATE          ($)(3)
------------------------------------------------------------------------------------------------------------------
Ted Thompson                             20,000            9.0              18.38       1/20/08         151,000
Richard E. Cook                          10,000            4.5              13.00       5/20/08          53,800
                                          7,500            3.4              13.50        6/2/08          41,775
Bernard J. Berg                          15,000            6.8              18.38       1/20/08         113,250
Duane F. Kluting                         15,000            6.8              18.38       1/20/08         113,250
Robert D. Claflin                         5,000            2.3              13.38       4/13/08          27,700
------------------------------------------------------------------------------------------------------------------

(1) Options become exercisable one year after the date of grant.

(2) The price may be paid in cash or by the surrender of outstanding shares.

(3) Present value calculated under the Black-Scholes Valuation Model, assuming a risk-free rate of return range of 5.45 to 5.64 percent, .62 percent dividend yield, .4 percent volatility, and exercise in 5 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                  SHARES        VALUE              YEAR-END( #)                 FISCAL YEAR-END($)
                                ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
                                EXERCISE(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Ted Thompson                        --           --          120,000             20,000          --            --
Richard E. Cook                     --           --           20,000              7,500          --            --
Bernard J. Berg                     --           --           73,000             15,000      50,438            --
Duane F. Kluting                    --           --           67,000             15,000      14,375            --
Robert D. Claflin                   --           --            9,000              5,000          --            --
-----------------------------------------------------------------------------------------------------------------------

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently comprised of three (3) members, and all members are outside directors; i.e., none is an employee of the Company. The Committee makes recommendations to the Board of Directors with respect to all executive compensation except for the award of stock-based incentives, which are the exclusive prerogative of the Committee.

     The Compensation policies established for executive officers are designed to assure the Company's ability to attract, motivate, and retain competent and dedicated senior management. In constructing and applying these policies, a conscious effort is made to identify and evaluate the executive compensation programs for comparable employers, considering such factors as geographic and industry influences, relative sizes, growth stages, and market capitalizations. With the assistance of a consulting firm, the Committee has established a peer group of corporations that it uses for compensation comparison purposes.

     In general, compensation packages for executive officers are composed of three elements: base salary, annual bonus, and stock-based incentives. Base salary for an executive is determined by the executive's responsibility and the Company's need to be competitive in the market for executive services. Bonus compensation is based on achievement of corporate goals. Stock-based incentives are intended to strengthen the alignment of interests between shareholders and senior management and to address long-term performance.

     In the early part of 1998, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer for all other executive officers, and made such adjustments as they thought appropriate, based upon salary survey data for comparable employers, economic conditions in general, and individual evaluations by the Chief Executive Officer. Annual salary for the Chief Executive Officer was reviewed independently by the Committee and adjusted based upon the same considerations for other executive salaries, plus the Committee's evaluation of his performance as corporate leader.

     At the same time, the Committee established an annual bonus program for fiscal 1998 that is applicable to all executive officers of the parent Company. The program has three components. One component is based on individual performance as determined by the Compensation Committee, in conjunction with the Chief Executive Officer with respect to other officers. A second component is based upon Company-wide performance to plan defined roughly to be the dollar amount by which the Company's operating income exceeds its cost of capital. The third component is based on increased sales where performance is measured against planned levels of sales. The bonuses for the Company's most highly compensated officers are reported in the Summary Compensation Table contained in this Proxy Statement.

     The Committee also awarded stock options to seven executives during 1998 under the Employee Stock Option Plan, including the grants to the named executives detailed in the foregoing table captioned Option Grants in Last Fiscal Year. The options awarded to the executives, other than the Chief Executive Officer, were awarded based upon recommendations from the Chief Executive Officer, taking into account for each executive his or her contribution to success in prior periods by achieving agreed upon goals, and his or her ability and willingness to influence success in the future by striving to achieve individual and corporate goals. The Chief Executive Officer was awarded an option based primarily on the Committee's judgment that it is in the best interest of shareholders to provide incentive for the Chief Executive Officer in the form of stock options, in an amount that is appropriate relative to the options granted other executives, considering their abilities to influence corporate performance.

                                          COMPENSATION COMMITTEE
                                            Stanley W. Cheff
                                            Charles Van Namen
                                            Ronald A. VandenBerg

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for NASDAQ market (U.S. and foreign) and NASDAQ nonfinancial stocks. The graph assumes an investment of $100 on the last trading day of 1993, and reinvestment of dividends in all cases.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                              X-RITE, INCORPORATED
PERFORMANCE GRAPH

                                                                               NASDAQ STOCK MARKET        NASDAQ NON-FINANCIAL
                                                  X-RITE, INCORPORATED           (US & FOREIGN)                  STOCKS
                                                  --------------------         -------------------        --------------------
'12/31/1993'                                             100.000                     100.000                     100.000
'1/31/1994'                                              103.587                     103.188                     103.355
'2/28/1994'                                              107.002                     102.070                     102.286
'3/31/1994'                                               95.619                      95.817                      95.206
'4/29/1994'                                               98.075                      94.565                      93.019
'5/31/1994'                                              107.769                      94.679                      92.302
'6/30/1994'                                              108.339                      90.949                      87.794
'7/29/1994'                                              131.357                      93.105                      90.101
'8/31/1994'                                              137.068                      98.766                      96.245
'9/30/1994'                                              157.629                      98.628                      96.503
'10/31/1994'                                             166.393                     100.345                      99.314
'11/30/1994'                                             176.113                      96.828                      96.067
'12/30/1994'                                             180.687                      96.997                      96.164
'1/31/1995'                                              155.718                      97.338                      95.837
'2/28/1995'                                              178.618                     102.316                     100.776
'3/31/1995'                                              178.618                     105.521                     104.340
'4/28/1995'                                              178.847                     108.952                     108.087
'5/31/1995'                                              174.261                     111.629                     110.564
'6/30/1995'                                              169.675                     120.623                     120.652
'7/31/1995'                                              179.089                     129.245                     129.857
'8/31/1995'                                              181.385                     131.769                     131.561
'9/29/1995'                                              172.201                     134.990                     134.520
'10/31/1995'                                             143.736                     133.941                     133.144
'11/30/1995'                                             136.836                     137.073                     135.644
'12/29/1995'                                             129.937                     136.235                     134.033
'1/31/1996'                                              118.620                     137.156                     134.999
'2/29/1996'                                              138.055                     142.545                     140.986
'3/29/1996'                                              138.199                     142.847                     140.773
'4/30/1996'                                              161.498                     154.522                     154.414
'5/31/1996'                                              160.345                     161.563                     162.164
'6/28/1996'                                              140.734                     153.918                     153.173
'7/31/1996'                                              137.488                     140.015                     137.613
'8/30/1996'                                              152.508                     148.038                     145.320
'9/30/1996'                                              168.683                     159.141                     157.027
'10/31/1996'                                             172.389                     157.446                     154.162
'11/29/1996'                                             171.232                     167.024                     163.441
'12/31/1996'                                             152.721                     166.787                     162.838
'1/31/1997'                                              155.832                     178.773                     175.433
'2/28/1997'                                              151.777                     169.207                     163.112
'3/31/1997'                                              139.033                     158.267                     151.880
'4/30/1997'                                              153.179                     162.997                     156.928
'5/30/1997'                                              172.906                     181.404                     175.918
'6/30/1997'                                              176.388                     187.035                     179.998
'7/31/1997'                                              187.087                     206.547                     199.833
'8/29/1997'                                              178.953                     206.023                     199.545
'9/30/1997'                                              192.897                     218.916                     210.860
'10/31/1997'                                             180.333                     207.109                     198.091
'11/28/1997'                                             178.006                     207.536                     197.771
'12/31/1997'                                             169.862                     203.976                     191.045
'1/30/1998'                                              144.461                     210.167                     199.572
'2/27/1998'                                              135.723                     230.185                     220.040
'3/31/1998'                                              117.666                     238.987                     228.239
'4/30/1998'                                              120.807                     243.148                     232.301
'5/29/1998'                                              126.059                     230.198                     219.213
'6/30/1998'                                              127.810                     244.956                     235.998
'7/31/1998'                                               98.231                     242.064                     233.970
'8/31/1998'                                               81.859                     193.829                     186.809
'9/30/1998'                                               93.553                     218.911                     213.401
'10/30/1998'                                              66.887                     228.420                     222.165
'11/30/1998'                                              82.142                     250.895                     246.414
'12/31/1998'                                              72.754                     281.691                     279.821

     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company, except for Richard E. Cook who became the Company's president in 1998. Mr. Cook has an Employment Agreement with the Company for an initial term of three years, ending May 31, 2001, renewable annually thereafter for successive one-year periods unless terminated by either party as of the end of the initial term or any renewal term. During its continuation, either party may terminate the Agreement for specified reasons. Mr. Cook is entitled to receive cash compensation and certain perquisites for the unexpired portion of the then current term if his employment is terminated for any reason, including a change in control, other than death, disability, voluntary quit, or discharge for good cause. Mr. Cook is obligated not to compete with the Company or solicit its employees for a period of two years after termination of his employment.

     Members of the Company's Board of Directors received an annual retainer of $12,000, plus a meeting fee of $750 ($1,500 for chairpersons) for each meeting of the Board or a committee attended. In addition, each person who is a director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 10,000 shares of the Company's common stock at a price per share equal to the fair market value on the previous day. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

     Directors who have served three or more terms (nine years) are eligible to become Directors Emeritus at such time as they no longer hold the position of a director of the Company, if elected to that position by the Board of Directors. Directors Emeritus are entitled to attend meetings of the Board, but they may not vote, and they are entitled to receive the directors' annual retainer, but no meeting fees. Director Emeritus status lasts for a period equal to the length of service as a director or until any earlier resignation or death.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company and its subsidiaries for the year ended January 2, 1999, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent accountants for the year ending January 1, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS -- ANNUAL MEETING

     If a shareholder intends to present a proposal for action at the 1999 Annual Meeting of Shareholders, notice of that proposal must be given to the Secretary of the Company, in accordance with the Company's bylaws, on or before April 26, 1999. In addition, any proposal of a shareholder intended to be presented at the 2000 Annual Meeting of the Shareholders of the Company must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 16, 1999, if the shareholder wishes the proposal to be included in the Company's Proxy Statement relating to that meeting.

MISCELLANEOUS

     The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM DUANE F. KLUTING, THE COMPANY'S VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 3100 44TH STREET, S.W., GRANDVILLE, MICHIGAN 49418.

     SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors
                                          DUANE F. KLUTING
                                          Secretary

April 15, 1999
Grandville, Michigan

                              X-RITE, INCORPORATED

                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418

                                     PROXY
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) J. Terry Moran and Duane Kluting, and each of them, as Proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse, all shares of common stock of X-Rite, Incorporated held of record by the undersigned on March 19, 1999, at the Annual Meeting of Shareholders to be held on May 17, 1999, or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR A THREE-YEAR TERM.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side.  Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                           DO YOU HAVE ANY COMMENTS?

-------------------------------                     ----------------------------
-------------------------------                     ----------------------------
-------------------------------                     ----------------------------

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------------------        1. Election of Directors.
           X-RITE, INCORPORATED
----------------------------------------------

                                                                                                FOR ALL     WITH-     FOR ALL
                                                                                                NOMINEES    HOLD      EXCEPT

                                                             STANLEY W. CHEFF                     | |        | |        | |
                                                             JAMES A. KNISTER

                                                         NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE,
                                                         MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME OF THE
                                                         NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

CONTROL NUMBER:
RECORD DATE SHARES:



                                                      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.



                                                       ----------------
         Please be sure to sign and date this Proxy.   | Date         |    Mark box at right if an address change or comment  | |
-----------------------------------------------------------------------    has been noted on the reverse side of this card.
|                                                                     |
|                                                                     |
|                                                                     |
|                                                                     |
---------Shareholder sign here--------------Co-owner sign here---------

DETACH CARD                                                                                                              DETACH CARD

                                                        X-RITE, INCORPORATED

         Dear Shareholder,

         Please take note of the important information in the Proxy Statement.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual Meeting of Shareholders scheduled for May 17, 1999.

         Thank you in advance for your prompt consideration of these matters.

         Sincerely,

         X-RITE, INCORPORATED
